Exhibit 3.13

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “AURUM TECHNOLOGY, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, FILED THE TWELFTH DAY OF JANUARY, A.D. 2001, AT 9:30 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE FIFTH DAY OF JULY, A.D. 2001, AT 4:30 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE ELEVENTH DAY OF JULY, A.D. 2001, AT 11:30 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE ELEVENTH DAY OF MARCH, A.D. 2004, AT 9:07 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-EIGHTH DAY OF APRIL, A.D. 2004, AT 9:03 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-SECOND DAY OF APRIL, A.D. 2005, AT 2:39 O’CLOCK P.M.

CERTIFICATE OF OWNERSHIP, FILED THE SECOND DAY OF MAY, A.D. 2005, AT 3:01 O’CLOCK P.M.

	SECRETARY’S OFFICE DELAWARE [SEAL]	/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
2043792 8100X 100671251		AUTHENTICATION: DATE:	8063695 06-18-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware	PAGE 2
The First State

CERTIFICATE OF OWNERSHIP, FILED THE SEVENTEENTH DAY OF MAY, A.D. 2005, AT 3:41 O’CLOCK P.M.

CERTIFICATE OF OWNERSHIP, FILED THE SEVENTH DAY OF DECEMBER, A.D. 2005, AT 9:46 O’CLOCK A.M.

CERTIFICATE OF OWNERSHIP, FILED THE SEVENTH DAY OF DECEMBER, A.D. 2005, AT 9:44 O’CLOCK A.M.

CERTIFICATE OF CONVERSION, CHANGING ITS NAME FROM “AURUM TECHNOLOGY INC.” TO “AURUM TECHNOLOGY, LLC”, FILED THE TWENTY-EIGHTH DAY OF AUGUST, A.D. 2007, AT 6:43 O’CLOCK P.M.

CERTIFICATE OF FORMATION, FILED THE TWENTY-EIGHTH DAY OF AUGUST, A.D. 2007, AT 6:43 O’CLOCK P.M.

	SECRETARY’S OFFICE DELAWARE [SEAL]	/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
2043792 8100X 100671251		AUTHENTICATION: DATE:	8063695 06-18-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:30 AM 01/12/2001 010019433 – 2043792

CERTIFICATE OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AURUM TECHNOLOGY INC.

*     *     *     *    *

Michael Bauer, being the Vice President of Aurum Technology Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on September 11, 1984 (the “Certificate of Incorporation”) under the name of Appex, Inc.

SECOND: The Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this Corporation.

THIRD: That the Board of Directors of the Corporation, pursuant to a unanimous written consent, adopted resolutions authorizing the Corporation to amend, integrate and restate the operations Certificate of Incorporation in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the “Restated Certificate”).

FOURTH: That the stockholders of the Corporation, pursuant to written consent, approved and adopted the Restated Certificate in accordance with Sections 228,242 and 245 of the General Corporation Law of the State of Delaware.

*     *     *     *     *

IN WITNESS WHEREOF, the undersigned, being the Vice President hereinabove named, for the purpose of restating and integrating and further amending the Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, under penalty of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Amended and Restated Certificate of Incorporation this 12th day of January, 2001.

AURUM TECHNOLOGY INC.
a Delaware corporation

By:	/s/ Michael Bauer
Michael Bauer, Vice President

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AURUM TECHNOLOGY INC.

ARTICLE ONE

The name of the corporation is Aurum Technology Inc.

ARTICLE TWO

The address of the corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

A. AUTHORIZED SHARES

The total number of shares of capital stock which the Corporation has authority to issue is 25,604,000 shares, consisting of:

(1)	11,200,000 shares of Common Stock, par value $0.01 per share (“Common” or (“Common Stock”);

(2)	12,200,000 shares of Series A Preferred Stock, par value $0.01 per share (“Series A Preferred”);

(3)	4,000 shares of Series B Preferred Stock, par value $0.01 per share (“Series B Preferred”);

(4)	1,100,000 shares of Series C Participating Preferred Stock, par value $0.01 per share (“Series C Preferred”); and

(5)	1,100,000 shares of Series D Senior Preferred Stock, par value $0.01 per share (“Series D Preferred”).

The board of directors of the Corporation is authorized, subject to the limitations prescribed by law and the provisions of the certificate of incorporation, to provide for the issuance of shares of the Preferred Stock or to provide for the issuance of shares of preferred stock (“Preferred Stock”) in one or more series, to establish from time to time the number of shares to be included in each such series and to fix the designations, voting powers, preferences rights and qualifications, limitations or restrictions of the shares of the Preferred Stock of each such series.

B. PREFERRED STOCK

I.	Series A Preferred

Section 1. Dividends.

1A. General Obligation. When and as declared by the Corporation’s Board of Directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends in cash to the holders of the Series A Preferred as provided in this Section 1. Dividends on each share of the Series A Preferred (a “Series A Preferred Share”) shall accrue on a daily basis at the rate of 12% per annum of the sum of the Series A Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Series A Preferred Share to and including the first to occur of (i) the date on which the Series A Liquidation Value of such Series A Preferred Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Series A Preferred Share by the Corporation, (ii) the date on which such Series A Preferred Share is converted into shares of Common Stock hereunder or (iii) the date on which such share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Series A Preferred Share shall be deemed to be its “date of issuance” regardless of the number of times a transfer of such Series A Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series A Preferred Share.

1B. Dividend Reference Dates. To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning March 31, 2000 (the “Dividend Reference Dates”), all dividends which have accrued on each Series A Preferred Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Series A Preferred Share until paid to the holder thereof.

1C. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to any Pari Passu Preferred, such payment shall be distributed pro rata among the holders of Pari Passu Preferred based upon the aggregate accrued but unpaid dividends on the Pari Passu Preferred held by each such holder.

Section 2. Liquidation.

Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series A Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Series A Preferred held by such holder plus all accrued and unpaid dividends thereon, and the holders of Series A Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, and after payment of the Series D Liquidation Value of (plus accrued and unpaid dividends on) each Series D Preferred Share to each holder thereof, the Corporation’s assets to be distributed among the holders of the Pari Passu Preferred are insufficient to permit payment to such holders of the aggregate Series A Liquidation Value with respect thereto plus accrued and unpaid dividends thereon, the aggregate Series B Liquidation Value with respect thereto plus accrued and unpaid dividends thereon or aggregate Series C Liquidation Value with respect thereto plus accrued and unpaid dividends thereon, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata among the holders of Pari Passu Preferred based upon the aggregate Series A Liquidation Value with respect thereto plus accrued and unpaid dividends thereon, the aggregate Series B Liquidation Value with respect thereto plus accrued and unpaid dividends thereon or aggregate Series C Liquidation Value with respect thereto plus accrued and unpaid dividends thereon, respectively, of the Pari Passu Preferred held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Series A Preferred, but only to the extent of funds of the Corporation legally available for the payment of dividends. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series A Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each share of Series A Preferred and each share of each other class and series of capital stock of the Company in connection with such liquidation, dissolution or winding up.

Section 3. Priority of Series A Preferred on Dividends and Redemptions.

3A. So long as any Series A Preferred remains outstanding, without the prior written consent of the holders of a majority of the outstanding Series A Preferred, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities, if at the time of or immediately after any such redemption, purchase, acquisition, dividend or distribution the Corporation has failed to pay the full amount of dividends accrued on the Series A Preferred or the Corporation has failed to make any redemption of the Series A Preferred required hereunder; provided that the Corporation may repurchase shares of Common from present or former employees of the Corporation and its Subsidiaries in accordance with the arrangements and agreements which have been approved by the Corporation’s Board of Directors.

3B. Except with the prior written consent of the holders of a majority of the then outstanding shares of Series A Preferred, the Corporation shall not redeem any shares of Series C Preferred unless the Corporation offers to repurchase contemporaneously therewith from the holders of Series A Preferred, at the price per share payable in cash in the amount described in the next sentences, (i) up to the number of Series A Preferred representing the same proportion of then outstanding Series A Preferred as the proportion that the Series C Preferred so redeemed represents of the then outstanding Series C Preferred (the “Proportionate Series A Number”), and (ii) up to the number of shares of Common Stock representing the same proportion of then outstanding shares of Common Stock as the proportion that the Series C Preferred so redeemed represents of the then outstanding Series C Preferred. If the maximum price per share paid by the Company in redeeming any Series C Preferred is equal to or greater than the Series C Liquidation Value thereof plus accrued and unpaid dividends thereon, the Corporation shall offer (x) for each share of Series A Preferred a price equal to the Series A Liquidation Value thereof plus accrued and unpaid dividends thereon, and (y) for each share of Common Stock, an amount equal to or greater than the quotient determined by dividing (A) the excess of (1) such maximum price per share paid in redeeming any Series C Preferred, over (2) the Series C Liquidation Value plus the accrued and unpaid dividends on one share of Series C Preferred, by (B) the number of shares of Common Stock that would be issued pursuant to clause (i) of Section 5B of Part III below if such share of Series C Preferred were then converted pursuant to Section 5 of Part III below. If the maximum price per share paid by the Company in redeeming any Series C Preferred is less than the Series C Liquidation Value thereof plus accrued and unpaid dividends thereon, (x) the Corporation shall offer for each share of Series A Preferred a price equal to product of (A) the Series A Liquidation Value thereof plus accrued and unpaid dividends thereon, and (B) a fraction, the numerator of which is such maximum price per share paid for such share of Series C Preferred and the denominator of which is the sum of the Series C Liquidation Value of, plus accrued and unpaid dividends on, such redeemed share of Series C Preferred immediately prior to such redemption, and (y) notwithstanding the foregoing sentences, not be obligated to offer to purchase any shares of Common Stock pursuant to this provision.

3C. Except with the prior consent of the holders of a majority of the then outstanding shares of Series A Preferred, and except for payment of the Series C Payout Amount in accordance with Section 6 of Part III below, prior to redeeming any Series C Preferred, the Corporation shall give written notice to the holders of the Series A Preferred stating the number of Series C Preferred to be redeemed, the date on which such redemption is to occur and generally describing the terms of the offer to purchase the Series C. Each holder of Series A Preferred may, by written notice to the Corporation within fifteen (15) days after receipt of such notice (an “Election Notice”), elect redemption of all or any portion of such holder’s shares of Series A Preferred; provided that if the holders of Series A Preferred elect pursuant to Election Notices redemption of an aggregate number of Series A Preferred which is greater than the Proportionate Series A Number, then the Corporation shall make such payments to each electing holder pro rata among such holders based upon holdings of Series A Preferred (but not to any holder in excess of the number of such shares which such holder specified in an Election Notice for such payment).

Section 4. Redemptions.

4A. Scheduled Redemptions. The Corporation shall redeem all of the outstanding Series A Preferred on December 31, 2009 (the “Scheduled Redemption Date”), at a price per Series A Preferred Share equal to the Series A Liquidation Value thereof (plus all accrued and unpaid dividends thereon).

4B. Redemption Payments. For each Series A Preferred Share which is to be redeemed hereunder, the Corporation shall be obligated on the Scheduled Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such Series A Preferred Share) an amount in immediately available funds equal to the Series A Liquidation Value of such Series A Preferred Share (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available for redemption of Series A Preferred on the Scheduled Redemption Date and for payment of the Series C Payout Amount in respect of Series C Payout Shares on the Scheduled Redemption Date are insufficient to redeem the total number of Series A Preferred to be redeemed on such date and to pay the aggregate Series C Payout Amount in respect of such Series C Payout Shares, those funds which are legally available shall be allocated among the holders of Series C Payout Shares and Series A Preferred to be redeemed on such date, pro rata based on the aggregate Series A Liquidation Value of (plus accrued and unpaid dividends on) such Series A Preferred, which are subject to redemption on such date and the aggregate Series C Liquidation Value of (plus accrued and unpaid dividends on) the Series C Payout Shares based upon the aggregate of such amounts payable with respect to such shares held by each such holder. The amounts paid in respect of Series A Preferred pursuant to this paragraph shall be used to redeem the maximum possible number of Series A Preferred pro rata among the holders of the Series A Preferred to be redeemed, The amounts paid in respect of Series C Payout Shares pursuant to this paragraph shall be used to pay the Series C Payout Amount with respect to the maximum possible number of Series C Payout Shares pro rata among the holders of the Series C Payout Shares based upon the aggregate Series C Payout Amount of such Series C Payout Shares held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Series A Preferred or to pay any unpaid Series C Payout Amount in respect of Series C Payout Shares, such funds shall immediately be used to redeem the balance of the Series A Preferred which the Corporation has become obligated to redeem on the Scheduled Redemption Date but which it has not redeemed and to make payments of any unpaid Series C Payout Amount with respect to the Series C Payout Shares, pro rata among the holders thereof based upon the aggregate amounts payable to such holders hereunder. Prior to any redemption of Series A Preferred, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Series A Preferred which are to be redeemed, but only to the extent of funds of the Corporation legally available for the payment of dividends.

4C. Notice of Redemption. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of any Series A Preferred to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of Series A Preferred represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series A Preferred shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Series A Preferred.

4D. Determination of the Number of Each Holder’s Series A Preferred to be Redeemed. Except as otherwise provided herein, the number of Series A Preferred to be redeemed from each holder thereof in redemptions hereunder shall be the number of Series A Preferred determined by multiplying the total number of Series A Preferred to be redeemed times a fraction, the numerator of which shall be the total number of Series A Preferred then held by such holder and the denominator of which shall be the total number of Series A Preferred then outstanding.

4E. Dividends After Scheduled Redemption Date. No Series A Preferred Share shall be entitled to any dividends accruing after the date on which the Series A Liquidation Value of such Series A Preferred Share (plus all accrued and unpaid dividends thereon) is paid to the holder of such Series A Preferred Share. On such date, all rights of the holder of such Series A Preferred Share shall cease, and such Series A Preferred Share shall no longer be deemed to be issued and outstanding.

4F. Redeemed or Otherwise Acquired Series A Preferred. Any Series A Preferred which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

Section 5. Voting Rights.

Except as otherwise required by applicable law, each holder of Series A Preferred shall be entitled to vote, together with the holders of Series C Preferred and the Common Stock as a single class, on all matters to be voted upon by the shareholders of the Corporation, with each holder entitled to one (1) vote for each share of Series A Preferred held and one (1) vote for each share of Common Stock held, and each holder of Series C Preferred entitled, for each share of Series C Preferred held, to that number of votes (including fractions thereof) equal to the sum of (i) the quotient determined by dividing the Series C Liquidation Value by the Series A Liquidation Value, plus (ii) the quotient determined by dividing (x) 33.33333% of the Series C Liquidation Value by (y) the Series C Conversion Price in effect, in each case as of the record date for such vote, or if no record date is fixed, the date as of which the record holders of shares of such stock entitled to vote are to be determined.

Section 6. Conversion.

6A. At least 20 days, and not more than 90 days, prior to the consummation of an IPO, the Corporation shall give written notice of such IPO, describing in reasonable detail the material terms and date of consummation thereof, to each holder of Series A Preferred (the “IPO Notice”). The Majority A/C Holders may, by written notice to the Corporation at any time after receipt of such notice and at or prior to the consummation of such IPO, elect to convert all or any portion of both the Series A Preferred and Series C Preferred then outstanding (including any fraction of a Series A Preferred Share or Series C Preferred Share); provided, that if the Majority A/C Holders elect to convert less than all of the Series A Preferred and Series C Preferred then outstanding, the number of shares of Series C Preferred so converted shall represent the same proportion of all outstanding shares of Series C Preferred immediately prior to such conversion as the proportion of shares of Series A Preferred outstanding immediately prior to such conversion represented by the number of Series A Preferred so converted. If such holders so elect, then effective automatically and contemporaneously with the consummation of such IPO, each share of Series A Preferred so converted will convert into the number of shares of Common Stock computed by dividing the sum of the Series A Liquidation Value of such share plus the amount of accrued but unpaid dividends on such share by the IPO Share Price, and each share of Series C Preferred so converted shall convert into Common Stock in the manner set forth in Section 5B of Part III below. At the time any such conversion has been effected, the rights of each holder of converted Series A Preferred as a holder of Series A Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

6B. The conversion rights of any Series A Preferred Share subject to redemption hereunder shall terminate on the Scheduled Redemption Date for such Series A Preferred Share unless the Corporation has failed to pay to the holder thereof the Series A Liquidation Value of such Series A Preferred Share (plus all accrued and unpaid dividends thereon).

6C. The conversion of any Series A Preferred pursuant to Section 6A above shall be conditioned upon the consummation of the IPO, and such conversion shall not be deemed to be effective until such IPO has been consummated.

6D. As soon as reasonably practicable, but in any event within five business days, after the date on which the certificate or certificates representing the Series A Preferred which have been converted were surrendered for conversion at the principal office of the Corporation, the Corporation shall deliver to the converting holder:

(i) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

(ii) a certificate representing any Series A Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted. The issuance of certificates for shares of Common Stock upon conversion of Series A Preferred shall be made without charge to the holders of such Series A Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each Series A Preferred Share, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

6E. The Corporation shall not close its books against the transfer of Series A Preferred or of Common Stock issued or issuable upon conversion of Series A Preferred in any manner which interferes with the timely conversion of Series A Preferred. The Corporation shall assist and cooperate with any holder of Series A Preferred required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series A Preferred hereunder (including, without limitation, making any filings required to be made by the Corporation).

6F. Prior to any conversion of Series A Preferred pursuant to Section 6A of this Part I, the Corporation’s board of directors will take all necessary action, if any, to ensure that a sufficient number of shares of Common Stock are authorized for the purpose of issuance upon such conversion. All shares of Common Stock which are issuable upon the conversion of the Series A Preferred shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

II.	Series B Preferred

Section 1. Description of Amount and Stated Value. The Series B Preferred is issuable solely in whole shares and shall entitle the holder thereof to exercise the voting rights, to participate in distributions and to have the benefits of all other rights of holders of the Series B Preferred. The number of shares which shall constitute such series shall be Four Thousand Six Hundred (4,600) shares, par value One Cent ($0.01) per share.

Section 2. Dividends.

2A. General Obligation. When and as declared by the Corporation’s Board of Directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends in cash to the holders of the Series B Preferred as provided in this Section 2. Dividends on each share of the Series B Preferred (a “Series B Preferred Share”) shall accrue on a daily basis at the rate of 12% per annum at a valuation of One Thousand Dollars ($1,000.00) per share of Series B Preferred plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Series B Preferred Share to and including the first to occur of (i) the liquidation of the Corporation or the redemption of such Series B Preferred Share by the Corporation or (ii) the date on which such share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Series B Preferred Share shall be deemed to be its “date of issuance” regardless of the number of times a transfer of such Series B Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series B Preferred Share.

2B. Dividend Reference Dates. To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning March 31, 2000 (the “Dividend Reference Dates”), all dividends which have accrued on each Series B Preferred Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Series B Preferred Share until paid to the holder thereof.

2C. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to any Pari Passu Preferred, such payment shall be distributed pro rata among the holders of Pari Passu Preferred based upon the aggregate accrued but unpaid dividends on the Pari Passu Preferred held by each such holder.

Section 3. Rights.

3A. Information. The holders of shares of the Series B Preferred then issued and outstanding shall be entitled to receive from the Corporation (a) within ninety (90) days after the end of the Corporation’s fiscal year, copies of the Corporation’s audited financial statements (including a balance sheet, statement of income and statement of cash flow) as of the end of such fiscal year and (b) within thirty (30) days after the end of each of the Corporation’s fiscal quarters that is not also a fiscal year end, copies of the Corporation’s unaudited financial statements (including a balance sheet, statement of income and statement of cash flow) as of the end of each such fiscal quarter.

3B. On Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of shares of the Series B Preferred then issued and outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of shares of the Common Stock, an amount equal to One Thousand Dollars ($1,000.00) per share, plus an amount equal to the Unpaid Dividends accumulated and unpaid on each such share to and including the date of distribution on such share. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of the Series B Preferred and of shares of any other issued and outstanding shares of preferred stock of the Corporation the full amounts to which they shall respectively be entitled, then after payment in full of amounts payable to the holders of Series D Preferred the holders of shares of the Series B Preferred and the holders of shares of any other issued and outstanding shares of preferred stock of the Corporation shall receive all of the assets of the Corporation available for distribution and each such holder of shares of the Series B Preferred shall share ratably in any distribution in the proportion which the amount payable to each such holder in respect of the shares of Series B Preferred owned by him bears to the aggregate of all amounts payable to the holders of the Series B Preferred and any other issued and outstanding shares of preferred stock of the Corporation. After payment shall have been made to the holders of shares of the Series B Preferred Stock of the full amount to which they shall be entitled, as aforesaid, the holders of shares of the Series B Preferred shall be entitled to no further distributions thereon and the holders of shares of the Common Stock and of shares of any other class of stock of the Corporation shall be entitled to share, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its stockholders. A consolidation or merger of the Corporation with any other corporation shall not be deemed to be a liquidation, dissolution or winding up within the meaning of the foregoing clauses

Section 4. Redemption.

4A. Optional Redemption. The Corporation may redeem, at the Redemption Price (as hereinafter defined), any or all of the issued and outstanding shares of Series B Preferred owned by any holder thereof at any time upon at least ten (10) days written notice to the holders of the issued and outstanding shares of Series B Preferred, in whole or in part at one time or from time to time, by lot if desired by the Corporation.

4B. Anniversary Redemptions. Commencing on June 30, 2007 and on each subsequent anniversary of such date (each, individually referred to as an “Anniversary Date”), the holders(s) of Series B Preferred may put the same to the Corporation in whole or in part, provided, however, that ninety (90) days written notice of the intention to put shares to the Corporation shall be given to it by the holder. In the event that the Corporation fails to acquire shares put to it on an Anniversary Date, after notice, then the dividend rate payable with respect to shares put to, but not purchased by, the Corporation shall increase. Such dividend rate shall increase by two hundred (200) basis points commencing on the first Anniversary Date on which such shares were subject to redemption by the Corporation as a result of such put and by an additional two hundred (200) basis points on each subsequent Anniversary Date until such time as the Corporation redeems the shares which the Corporation failed to purchase.

4C. Notice. Notice of any redemption hereunder shall be given by the Corporation by first-class mail, not less than thirty (30) days prior to date of a redemption (a “Redemption Date”), to the holders of the shares of Series B Preferred being redeemed at their respective addresses then appearing on the records of the Corporation. The notice of redemption shall state that the Redemption Price will become due and payable on the Redemption Date as to the applicable number of shares of Series B Preferred and the place or places where the certificates representing the shares of Series B Preferred described therein as being redeemed (the “Redemption Shares”) are to be surrendered for payment of the Redemption Price. The Redemption Price per share of Series B Preferred shall be at One Thousand Dollars ($1,000.00) per share, together with an amount equal to any Unpaid Dividends to the date fixed for redemption of the Series B Preferred (such sum being in all events herein referred to as the “Redemption Price”).

On or after the Redemption Date, upon delivery to the Corporation of the stock certificate or certificates representing the Redemption Shares duly endorsed to the Corporation, the Redemption Shares shall be redeemed by the Corporation by payment to the holder of the Redemption Shares in cash or by check of the Corporation of that dollar amount equal to the Redemption Price multiplied by the number of Redemption Shares (the “Aggregate Redemption Price”). No Redemption Share shall be deemed outstanding for any purpose on or after the Redemption Date therefor, unless the Corporation fails to pay the Redemption Price in respect thereof upon delivery of the certificate representing such share as required pursuant to the preceding sentence.

4D. The obligation of the Corporation to redeem shares of Series B Preferred Stock pursuant to this Section 4 shall not be subject to, or impaired by, any restrictions now or hereafter existing in the Certificate of Incorporation of the Corporation and shall be subject to any restrictions of applicable law.

4E. If on any Redemption Date the Corporation is unable to redeem lawfully all of the applicable Redemption Shares due for redemption on such date (such number of Redemption Shares which shall not be so redeemed shall be hereinafter referred to as the “Unredeemed Shares”), the Corporation shall neither (i) declare or pay any dividend on shares of any class or series of its stock, other than the Series B Preferred and any other issued and outstanding shares of preferred stock of the Corporation, nor (ii) make any payment on account of, or set apart money for, any retirement or sinking fund or other fund of a similar nature for the redemption or purchase of any shares of any class or series of its stock other than the Series B Preferred and any other issued and outstanding shares of preferred stock of the Corporation, or make any distribution in respect thereof to any stockholder of the Corporation other than holders of the Series B Preferred and any other issued and outstanding shares of preferred stock of the Corporation, either in cash, property, debt obligations or securities of the Corporation until all of the Redemption Shares shall have been redeemed and the full amount of the Aggregate Redemption Price required to be paid by the Corporation in connection with such redemption shall have been paid; and the Unredeemed Shares shall continue to be outstanding and the record owners thereof shall continue to be entitled to all of the benefits thereof and dividends thereon.

4F. If less than all of the outstanding shares of Series B Preferred Stock shall be called for redemption, the particular shares to be redeemed shall be as near as practicable to pro rata, but the Corporation may round the number of shares to be redeemed from any holder to the extent necessary to avoid the redemption of fractional shares.

4G. Shares of Series B Preferred redeemed by the Corporation shall be canceled at the time that they are surrendered to the Corporation and shall not be reissued by the Corporation.

4H. Voting. The holders of the Series B Preferred shall not be entitled to vote except as required by applicable law.

4I. No Preemptive Rights. The holders of the shares of Series B Preferred shall have no preemptive rights.

4J. No Conversion Rights. Shares of Series B Preferred shall not be convertible into, or exchangeable for, shares of any other class of stock of the Corporation.

4K. Notices. All notices and communications under this Part B - II of Article FOURTH, Section II shall be in writing and shall be either delivered in person accompanied by a signed receipt therefor or mailed first-class United States certified mail, return receipt requested, postage prepaid, and addressed as follows: if to the Corporation, to the principal office of the Corporation as set forth in the Certificate of Incorporation as now or hereafter amended, and, if to a stockholder, to the address of such stockholder as it appears in the books of the Corporation. Any notice or communication shall be deemed to be given and received as of the date of such delivery or mailing.

III.	Series C Preferred.

Section 1. Dividends.

1A. General Obligation in Respect of Preferential Dividends. When and as declared by the Board and to the extent permitted under the General Corporation Law of the State of Delaware, the Corporation shall pay preferential dividends in cash to the holders of the Series C Preferred as provided in this Section 1. Dividends on each share of the Series C Preferred (a “Series C Preferred Share”) shall accrue on a daily basis at the rate of 12% per annum of the sum of the Series C Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Series C Preferred Share to and including the first to occur of (i) the date on which the Series C Liquidation Value of such Series C Preferred Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation, the redemption of such Series C Preferred Share by the Corporation, pursuant to Section 6 below or otherwise (but excluding any amounts paid pursuant to Section ID below), (ii) the date on which such Series C Preferred Share is converted into shares of Common Stock hereunder or (iii) the date on which such Series C Preferred Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Series C Preferred Share shall be deemed to be its “date of issuance” regardless of the number of times transfer of such Series C Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series C Preferred Share.

1B. Dividend Reference Dates. To the extent not paid on the Dividend Reference Dates, beginning December 31, 2000, all dividends which have accrued on each Series C Preferred Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Series C Preferred Share until paid to the holder thereof.

1C. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to any Pari Passu Preferred, such payment shall be distributed pro rata among the holders of Pari Passu Preferred based upon the aggregate accrued but unpaid dividends on the Pari Passu Preferred held by each such holder.

1D. Participating Dividends. In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to each holder of the Series C Preferred at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the number of shares of Common Stock equal to the quotient determined by dividing (x) 33.33333% of the aggregate Series C Liquidation Value of the Series C Preferred held by such holder by (y) the Series C Conversion Price in effect, in each case as of the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

Section 2. Liquidation.

Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series C Preferred shall be entitled to be paid, (i) before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Series C Liquidation Value of all Series C Preferred held by such holder plus all accrued and unpaid dividends thereon (the “Series C Payout Amount” in respect of such shares), and (ii) after such time as the Corporation has made all payments to all other holders of preferred stock, an amount in cash equal to the product of (A) the amount payable in respect of each outstanding share of Common stock, multiplied by (B) the number of shares of Common Stock equal to the quotient determined by dividing (x) 33.33333% of the aggregate Series C Liquidation Value of the Series C Preferred held by such holder by (y) the Series C Conversion Price then in effect, and the holders of Series C Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, and after payment of the Series D Liquidation Value of (plus accrued and unpaid dividends on) each Series D Preferred to the holder thereof, the Corporation’s assets to be distributed among the holders of the Pari Passu Preferred are insufficient to permit payment to such holders of the aggregate Series A Liquidation Value with respect thereto plus accrued and unpaid dividends thereon, the aggregate Series B Liquidation Value with respect thereto plus accrued and unpaid dividends thereon or aggregate Series C Liquidation Value with respect thereto plus accrued and unpaid dividends thereon, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata among the holders of Pari Passu Preferred based upon the aggregate Series A Liquidation Value with respect thereto plus accrued and unpaid dividends thereon, the aggregate Series B Liquidation Value with respect thereto plus accrued and unpaid dividends thereon or aggregate Series C Liquidation Value with respect thereto plus accrued and unpaid dividends thereon, respectively, of the Pari Passu Preferred held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the

Corporation shall declare for payment all accrued and unpaid dividends with respect to the Series C Preferred, but only to the extent of funds of the Corporation legally available for the payment of dividends. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series C Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each share of Series C Preferred and each share of each other class and series of capital stock of the Company in connection with such liquidation, dissolution or winding up.

Section 3. Priority of Series C Preferred on Dividends and Redemptions.

3A. So long as any Series C Preferred remains outstanding, without the prior written consent of the Majority A/C Holders, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities, if at the time of or immediately after any such redemption, purchase, acquisition, dividend or distribution the Corporation has failed to pay the full amount of dividends accrued on the Series C Preferred or the Corporation has failed to make any redemption of the Series C Preferred required hereunder; provided that, except with the prior written consent of the holders of a majority of the outstanding Series C Preferred, in no event will the Corporation redeem any shares of Common Stock if the effect thereof is to reduce the beneficial ownership interest in Common Stock held by Willis Stein & Partners II, L.P. or Willis Stein & Partners Dutch, L.P. (or any transferee thereof which is an affiliate of Willis Stein & Partners II, L.P. or Willis Stein & Partners Dutch, L.P.) either indirectly through its ownership of common units of CBS Holdings, L.L.C. or otherwise than through CBS Holdings, L.L.C., unless the Corporation contemporaneously therewith offers to repurchase from the holders of Series C Preferred (a) a number of Series C Preferred with aggregate Series C Liquidation Value not less than the product of (i) the number of shares of Common Stock which are so repurchased, multiplied by (ii) three, multiplied by (iii) the Series C Conversion Price then in effect, (b) at a price per share of Series C Preferred equal to the sum of (i) the price per share paid by the Corporation for each share of Common Stock in such redemption multiplied by 0.33333 of the amount computed by dividing the Series C Liquidation Value by the Series C Conversion Price then in effect, plus (ii) the Series C Payout Amount with respect to such shares; provided, further, that the Corporation may repurchase shares of Common Stock from present or former employees of the Corporation and its Subsidiaries in accordance with the arrangements and agreements which have been approved by the Board.

3B. Except with the prior consent of the holders of a majority of the then outstanding shares of Series C Preferred, and except for any redemption of Series A Preferred pursuant to Section 3 or Section 4A of Part I above, the Corporation shall not redeem any shares of Series A Preferred unless the Corporation offers to pay (with such payments to be made simultaneously with the Series A Preferred redemptions) the Series C Parity Amount with respect to the number of shares of Series C Preferred that represents the same proportion of Series C Preferred then outstanding (excluding Series C Preferred in respect of which the Corporation previously paid the Series C Parity Amount in full pursuant to this Section 3B or the Series C Payout Amount in full pursuant to Section 6A of this Part III) that the Series A Preferred so redeemed represents of the then outstanding Series A Preferred (the “Proportionate Series C Number”). The

“Series C Parity Amount” for a Series C Preferred share shall equal the Series C Payout Amount of such share multiplied by a fraction (A) the numerator of which is the aggregate price to be paid for the Series A Preferred to be redeemed and (B) the denominator of which is the aggregate Series A Liquidation Value of, plus accrued and unpaid dividends on, the Series A Preferred to be redeemed. The Corporation shall provide the same form of consideration, and the same options as to the form of consideration, to Series C Preferred holders electing to receive payment of the Series C Parity Amount as the consideration offered with respect to the Series A Preferred redemptions.

3C. Except with the prior consent of the holders of a majority of the then outstanding shares of Series C Preferred, and except for any redemption of Series A Preferred pursuant to Section 3 or Section 4A of Part I above, prior to redeeming any Series A Preferred, the Corporation shall give written notice to the holders of the Series C Preferred stating the number of Series A Preferred to be redeemed, the date on which such redemption is to occur and generally describing the terms of the offer to purchase Series C Preferred. The holders of Series C Preferred may, by written notice to the Corporation within fifteen (15) days after receipt of such notice (an “Election Notice”), elect to receive the Series C Parity Amount with respect to all or any portion of such holder’s shares of Series C Preferred; provided that if the holders of Series C Preferred elect pursuant to Election Notices to receive the Series C Parity Amount in respect of an aggregate number of Series C Preferred which is greater than the Proportionate Series C Number, then the Corporation shall make payments only in respect of an aggregate number of Series C Preferred which is equal to the Proportionate Series C Number and shall allocate such amount among the electing holders pro rata based upon holdings of Series C Preferred (but not to any holder in respect of more than the number of such shares which such holder specified in an Election Notice for such payment).

Section 4. Voting Rights.

Except as otherwise required by applicable law, each holder of Series C Preferred shall be entitled to vote, together with the holders of Series A Preferred and the Common Stock as a single class, on all matters to be voted upon by the shareholders of the Corporation, with each holder entitled to one (1) vote for each share of Series A Preferred held and one (1) vote for each share of Common Stock held, and each holder of Series C Preferred entitled, for each share of Series C Preferred held, to that number of votes (including fractions thereof) equal to the sum of (i) the quotient determined by dividing the Series C Liquidation Value by the Series A Liquidation Value, plus (ii) the quotient determined by dividing (x) 33.33333% of the Series C Liquidation Value by (y) the Series C Conversion Price in effect, in each case as of the record date for such vote, or if no record date is fixed, the date as of which the record holders of shares of such stock entitled to vote are to be determined.

Section 5. Conversion.

5A. Conversion Procedure. At least 20 days, and not more than 90 days, prior to the consummation of an IPO, the Corporation shall give written notice of such IPO, describing in reasonable detail the material terms and expected date of consummation thereof to each holder of Series C Preferred. The Majority A/C Holders may, by written notice to the Corporation at any time after receipt of such notice and at or prior to the consummation of such IPO, elect to convert all or any portion of both the Series C Preferred and Series A Preferred then outstanding (including any fraction of a Series C Preferred Share or Series A Preferred Share) provided, that if the Majority A/C Holders elect to convert less than all of the Series A Preferred and Series C Preferred then outstanding, the number of shares of Series A Preferred so converted shall represent the same proportion of all outstanding shares of Series A Preferred immediately prior to such conversion as the proportion of shares of Series C Preferred outstanding immediately prior to such conversion represented by the number of Series C Preferred so converted. If such holders so elect, then effective automatically and contemporaneously with the consummation of such IPO each share of Series C Preferred so converted will convert into the shares of Common Stock on the terms described in Section 5B below and each share of Series A Preferred so converted will convert into shares of Common Stock in the manner described in Section 6A of Part I above. In the event that the Majority A/C Holders elect (or are deemed to elect) to convert only a portion of the Series C Preferred into Common Stock as described above, the holders of a majority of the Series C Preferred then outstanding may elect to convert the shares of Series C Preferred that would not otherwise be converted into shares of Common Stock pursuant to the above (the “Remaining Series C Shares”) into Series A Preferred and Common Stock, with each Remaining Series C Share being converted into (i) a number of shares of Series A Preferred with an aggregate Series A Liquidation Value equal to the aggregate Series C Liquidation Value of the Remaining Series C Shares plus accrued and unpaid dividends thereon, and (ii) a number of Common Shares equal to the quotient determined by dividing the aggregate Series C Liquidation Value of the Remaining Series C Share by the Series C Conversion Price then in effect. Each such conversion shall be effective automatically and contemporaneously with the consummation of such IPO, and at such time the rights of each holder of Series C Preferred so converted, as a holder of Series C Preferred, shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock and/or Series A Preferred are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. Such conversion of Series C Preferred would be conditioned upon the consummation of the IPO and would not be deemed to be effective until such IPO has been consummated.

5B. Shares Issued on Conversion. Each Series C Preferred Share converted pursuant to this Section 5 shall convert into the number (including fractions) of shares of Common Stock equal to the sum of (i) 0.33333 multiplied by the amount computed by dividing the Series C Liquidation Value by the Series C Conversion Price then in effect, plus (ii) except as otherwise provided in Section 6B below, the quotient determined by dividing the Series C Payout Amount of such share of Series C Preferred by the IPO Share Price.

5C. Conversion Subject to Consummation of IPO. The conversion of any Series C Preferred pursuant to Section 5A above shall be conditioned upon the consummation of the IPO, and such conversion shall not be deemed to be effective until such IPO has been consummated.

5D. Delivery of Certificates. As soon as reasonably practicable, but in any event within five business days, after the date on which the certificate or certificates representing the Series C Preferred which have been converted are surrendered for conversion at the principal office of the Corporation, the Corporation shall deliver to the converting holder:

(i) a certificate or certificates representing the shares of Common Stock and Series A Preferred, if any, issuable by reason of such conversion in such name or names such denomination or denominations as the converting holder has specified; and

(ii) a certificate representing any Series C Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

5E. Other. The issuance of certificates for shares of Common Stock and Series A Preferred, if any, upon conversion of Series C Preferred shall be made without charge to the holders of such Series C Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock and Series A Preferred, if any. Upon conversion of each Series C Preferred Share, the Corporation shall take all such actions as are necessary in order to insure that the shares of Common Stock and Series A Preferred, if any, issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock and Series A Preferred, if any, may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock and Series A Preferred, if any, may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not close its books against the transfer of Series C Preferred or of shares of Common Stock and Series A Preferred, if any, issued or issuable upon conversion of Series C Preferred in any manner which interferes with the timely conversion of Series C Preferred. The Corporation shall assist and cooperate with any holder of Series C Preferred required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series C Preferred hereunder (including, without limitation, making any filings required to be made by the Corporation).

5F. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock and Series A Preferred, solely for the purpose of issuance upon the conversion of the Series C Preferred, such number of shares of Common Stock and Series A Preferred issuable pursuant to Section 5B(i) above upon the conversion of all outstanding Series C Preferred. Prior to any conversion of Series C Preferred pursuant to Section 5A of this Part III (or the Series C Payout Shares referred to in Section 6B of this Part III), the Corporation’s board of directors will take all necessary action, if any, to ensure that a sufficient number of shares of Common Stock and Series A Preferred are authorized for the purpose of issuance upon such conversion. All shares of Common Stock and Series A Preferred which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock and Series A Preferred may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock and Series A Preferred may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Common Stock and Series A Preferred to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series C Preferred.

Section 6. Payment of Series C Payout Amount.

6A, Each holder of Series C Preferred may elect, by written notice to the Corporation at least 60 days and not less than 180 days prior to the Scheduled Redemption Date to receive on the Scheduled Redemption Date a payment in cash equal to the Series C Payout Amount (or may elect pursuant to notice provisions of Section 3C of this Part III to receive a payment of the Series C Parity Amount on the Series A Redemption Date, as defined below) with respect to all or any portion of such holder’s Series C Preferred (each such share in respect of which a holder makes such an election in accordance with the foregoing or pursuant to Section 3B above, a “Series C Payout Share”).

6B. Notwithstanding any other provision of this Certificate of Incorporation, commencing upon the Scheduled Redemption Date (or, in the case of any Series C Preferred Share in respect of which a holder has elected pursuant to Section 3B of this Part III to receive the Series C Parity Amount, on the date of redemption of the Series A Preferred giving rise to such rights under Section 3B (the “Series A Redemption Date”)), each Series C Payout Share shall cease to have any rights or preferences hereunder, except for the rights and preferences of the number of shares of Common Stock computed by dividing 33.33333% of the aggregate Series C Liquidation Value of such Series C Payout Share by the Series C Conversion Price in effect at the time of such payment on the Scheduled Redemption Date or, in the case of Series C Shares converted pursuant to Section 3B and 5A(ii) of this Section III, the Series A Redemption Date, unless the Corporation has failed to pay to the holder thereof in full the Series C Payout Amount or Series C Parity Amount, as applicable, in respect of such Series C Payout Share. Without limiting the foregoing, upon payment in full of the Series C Payout Amount or Series C Parity Amount, as applicable, with respect to any Series C Payout Share, such Series C Payout Share shall cease to have any rights or preferences pursuant to Article IV (B) Part III of this Certificate of Incorporation (other than this Section 6B and Sections 5D, 5E and 5F), including the conversion rights described in Section 5 above; except that, at the election of any holder of a Series C Payout Share by written notice to the Corporation in connection with an IPO or a Sale of the Company or at any time after the date which is two (2) years after the Scheduled Redemption Date, such Series C Payout Share shall be converted into a number of shares of Common Stock equal to the number of shares of Common Stock computed by dividing 33.33333% of the Series C Liquidation Value by the Series C Conversion Price in effect at the time of such payment in full of the Series C Payout Amount with respect to such Series C Payout Share or Series C Parity Amount, as applicable, and at the election of the Majority A/C Holders by written notice to the Corporation in connection with an IPO or a Sale of the Company all outstanding Series C Payout Shares shall be converted into a number of shares of Common Stock equal to the number of shares of Common Stock computed by dividing 33.33333% of the aggregate Series C Liquidation Value of such Series C Payout Shares by the Series C Conversion Price in effect at the time of such payment with respect to such Series C Payout Share.

6C. [Reserved]

6D. If the funds of the Corporation legally available for payment of the Series C Payout Amount or Series C Parity Amount, as applicable, in respect of Series C Payout Shares on the Scheduled Redemption Date or any Series A Redemption Date are insufficient to pay the total Series C Payout Amount in respect of all Series C Payout Shares and to redeem the total number of Series A Preferred to be redeemed on such date, those funds which are legally available shall be allocated among the holders of Series C Payout Shares and Series A Preferred to receive payments or to be redeemed on such date, pro rata based on the aggregate of the Series C Payout Amount of such Series C Payout Shares and the Series A Liquidation Value of (plus accrued and unpaid dividends on) such Series A Preferred which are entitled to receive payments or are subject to redemption on such date. The amounts paid in respect of Series A Preferred pursuant to this paragraph shall be used to redeem the maximum possible number of Series A Preferred pro rata among the holders of the Series A Preferred to be redeemed. The amounts paid in respect of Series C Payout Shares pursuant to this paragraph shall be used to pay the Series C Payout Amount or Series C Parity Amount, as applicable, with respect to the maximum possible number of Series C Payout Shares pro rata among the holders of the Series C Payout Shares based upon the aggregate Series C Payout Amount or Series C Parity Amount, as applicable, of such Series C Payout Shares held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Series A Preferred or to pay any unpaid Series C Payout Amount or Series C Parity Amount, as applicable, in respect of Series C Payout Shares, such funds shall immediately be used to redeem the balance of the Series A Preferred which the Corporation has become obligated to redeem on the Scheduled Redemption Date or the Series A Redemption Date but which it has not redeemed and to make payments of any unpaid Series C Payout Amount or Series C Parity Amount, as applicable, with respect to the Series C Payout Shares, pro rata among the holders thereof based upon the aggregate amounts payable to such holders hereunder.

IV.	Series D Preferred

Section 1. Dividends.

1A. General Obligation. When and as declared by the Corporation’s Board of Directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends in cash to the holders of the Series D Preferred as provided in this Section 1. Dividends on each share of the Series D Preferred (a “Series D Preferred Share”) shall accrue on a daily basis at the rate of 12% per annum of the sum of the Series D Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Series D Preferred Share to and including the first to occur of (i) the date on which the Series D Liquidation Value of such Series D Preferred Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Series D Preferred Share by the Corporation, (ii) the date on which such Series D Preferred Share is converted into shares of Common Stock hereunder or (iii) the date on which such share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Series D Preferred Share shall be deemed to be its “date of issuance” regardless of the number of times a transfer of such Series D Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series D Preferred Share.

1B. Dividend Reference Dates. To the extent not paid the Dividend Reference Dates, beginning December 31, 2000, ail dividends which have accrued on each Series D Preferred Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Series D Preferred Share until paid to the holder thereof.

1C. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series D Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series D Preferred held by each such holder.

Section 2. Liquidation.

Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series D Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, the Series A Preferred, the Series B Preferred or the Series C Preferred, an amount in cash equal to the aggregate Series D Liquidation Value of all Series D Preferred held by such holder plus all accrued and unpaid dividends thereon, and the holders of Series D Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation’s assets to be distributed among the holders of the Series D Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata among such holders of Series D Preferred based upon the aggregate Series D Liquidation Value (plus all accrued and unpaid dividends) of the Series D Preferred held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Series D Preferred, but only to the extent of funds of the Corporation legally available for the payment of dividends. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series D Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each share of Series D Preferred and each share of each other class and series of capital stock of the Company in connection with such liquidation, dissolution or winding up.

Section 3. Priority of Series D Preferred on Dividends and Redemptions.

So long as any Series D Preferred remains outstanding, without the prior written consent of the Majority Holders, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly, or pay dividends with respect to, any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities if at the time of or immediately after any such redemption, purchase, acquisition, dividend or distribution the Corporation has failed to pay the full amount of dividends accrued on the Series D Preferred or the Corporation has failed to make any redemption of the Series D Preferred required hereunder; provided that the Corporation may repurchase shares of Common from present or former employees of the Corporation and its Subsidiaries in accordance with the arrangements and agreements which have been approved by the Corporation’s Board of Directors; and provided that, except with the prior written consent of the holders of a majority of the outstanding Series C Preferred, in no event will the Corporation redeem any shares of Common Stock from CBS Acquisition, L.L.C. if the effect thereof is to reduce the beneficial ownership interest in Common Stock held by Willis Stein & Partners II, L.P. or Willis Stein & Partners Dutch, L.P. (or any transferee thereof which is an affiliate of Willis Stein & Partners II, L.P. or Willis Stein & Partners Dutch, L.P.) either indirectly through its ownership of common units of CBS Holdings, L.L.C. or otherwise than through CBS Holdings, L.L.C., unless the Corporation contemporaneously therewith offers to repurchase from the holders of Series C Preferred (a) a number of Series C Preferred with aggregate Series C Liquidation Value not less than the product of (i) the number of shares of Common Stock which are so repurchased, multiplied by (ii) three, multiplied by (iii) the Series C Conversion Price then in effect, (b) at a price per share of Series C Preferred equal to the sum of (1) the price per share paid by the Corporation for each share of Common Stock in such redemption multiplied by 33.33333% of the amount computed by dividing the Series C Liquidation Value by the Series C Conversion Price then in effect, plus (ii) the Series C Payout Amount with respect to such shares; provided, further, that the Corporation may repurchase shares of Common Stock from present or former employees of the Corporation and its Subsidiaries in accordance with the arrangements and agreements which have been approved by the Board.

Section 4. Redemptions.

4A. Scheduled Redemptions. The Corporation shall redeem each of the outstanding Series D Preferred on the date that is twenty (20) years plus one (1) day after the date on which such share is issued (the “Series D Redemption Date”), at a price per Series D Preferred Share equal to the Series D Liquidation Value thereof plus all accrued and unpaid dividends thereon.

4B. Redemption Payments. For each Series D Preferred Share which is to be redeemed hereunder, the Corporation shall be obligated on the Series D Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such Series D Preferred Share) an amount in cash equal to the Series D Liquidation Value of such Series D Preferred Share plus all accrued and unpaid dividends thereon. If the funds of the Corporation legally available for redemption of Series D Preferred on the Series D Redemption Date are insufficient to redeem the total number of Series D Preferred to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Series D Preferred pro rata among the holders of the Series D Preferred to be redeemed based upon the aggregate Series D Liquidation Value of such Series D Preferred held by each such holder plus all accrued and unpaid dividends thereon. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Series D Preferred, such funds shall immediately be used to redeem the balance of the Series D Preferred which the Corporation has become obligated to redeem on the Series D Redemption Date but which it has not redeemed. Prior to any redemption of Series D Preferred, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Series D Preferred which are to be redeemed, but only to the extent of funds of the Corporation legally available for the payment of dividends.

4C. Notice of Redemption. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of any Series D Preferred to each record holder thereof not more than sixty (60) nor less than thirty (30) days prior to the date on which such redemption is to be made; provided that the Corporation’s obligation to deliver any such written notice of redemption may be waived by the Majority Holders. In case fewer than the total number of Series D Preferred represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series D Preferred shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Series D Preferred.

4D. Determination of the Number of Each Holder’s Series D Preferred to be Redeemed. Except as otherwise provided herein, the number of Series D Preferred to be redeemed from each holder thereof in redemptions hereunder shall be the number of Series D Preferred determined by multiplying the total number of Series D Preferred to be redeemed times a fraction, the numerator of which shall be the total number of Series D Preferred then held by such holder and the denominator of which shall be the total number of Series D Preferred then outstanding.

4E. Dividends After Series D Redemption Date. No Series D Preferred Share shall be entitled to any dividends accruing after the date on which the Series D Liquidation Value of such Series D Preferred Share plus all accrued and unpaid dividends thereon is paid in full to the holder of such Series D Preferred Share. On such date, all rights of the holder of such Series D Preferred Share shall cease, and such Series D Preferred Share shall no longer be deemed to be issued and outstanding.

4F. Redeemed or Otherwise Acquired Series D Preferred. Any Series D Preferred which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

Section 5. Voting Rights.

Except as otherwise required by applicable law, the Series D Preferred shall have no vote on any matter to be voted upon by the shareholders of the Corporation.

Section 6. Conversion.

6A. If at any time the Corporation and holders of a majority in principal amount of outstanding Junior Notes agree to convert all or any portion of the outstanding Junior Notes into shares of Common Stock (with each Junior Note converting into the number of shares of Common Stock equal to the sum of the principal amount thereof plus accrued and unpaid interest thereon divided by the FMV Share Price), then shares of Series D Preferred shall also automatically convert into shares of Common Stock on the terms and in the manner set forth in this Section 6. If all outstanding Junior Notes are converted into shares of Common Stock, then contemporaneously therewith each share of Series D Preferred will automatically convert into shares of Common Stock, and if less than all outstanding Junior Notes are converted into shares of Common Stock, then contemporaneously with such conversion a number of shares of Series D Preferred equal to the Proportionate Amount shall also automatically convert into shares of Common Stock. In each case, each Series D Preferred Share shall automatically convert into the number of shares of Common Stock equal to (i) the sum of the Series D Liquidation Value of such share plus the amount of accrued but unpaid dividends on such share, divided by (ii) the FMV Share Price For purposes of the foregoing, the “Proportionate Amount” of Series D Preferred to be converted in connection with the conversion of Junior Notes at any time means the number equal to the product of (x) the aggregate number of Series D Preferred then outstanding multiplied by (y) a fraction, the numerator of which is the aggregate principal amount of plus accrued and unpaid interest on the Junior Notes so converted and the denominator of which is the aggregate principal amount of plus accrued and unpaid interest on all Junior Notes then outstanding. Upon any such conversion of Series D Preferred, the rights of each holder of converted Series D Preferred as a holder of Series D Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

6B. At the election of the Corporation by written notice delivered to the holders of outstanding Series D Preferred, or by the Majority Holders by written notice delivered to the Corporation and the holders of outstanding Series D Preferred (other than the Majority Holders), in either case at least 3 days prior to the consummation of an IPO, all outstanding Series D Preferred shall, effective automatically and contemporaneously with the consummation of such IPO, convert into the number of shares of Common Stock computed by dividing the sum of the Series D Liquidation Value of such shares plus the amount of accrued but unpaid dividends on such shares by the IPO Share Price. At the time any such conversion has been effected, the rights of each holder of converted Series D Preferred as a holder of Series D Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

6C. Prior to any conversion of Series D Preferred pursuant to Section 6A of this Part IV, the Corporation’s board of directors will take all necessary action, if any, to ensure that a sufficient number of shares of Common Stock are authorized for the purpose of issuance upon such conversion. As soon as reasonably practicable, but in any event within five business days, after the date on which the certificate or certificates representing the Series D Preferred which have been converted were surrendered for conversion at the principal office of the Corporation, the Corporation shall deliver to the converting holder a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified. The issuance of certificates for shares of Common Stock upon conversion of Series D Preferred shall be made without charge to the holders of such Series D Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each Series D Preferred Share, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

C. COMMON

Except as otherwise required by applicable law, all shares of Common shall be identical in all respects and shall entitle the holders thereof to the same rights, preferences and privileges, subject to the same qualifications, limitations and restrictions, as set forth herein.

Section 1. Voting Rights.

Except as otherwise required by applicable law, the holders of Common shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation.

Section 2. Dividends.

As and when dividends are declared or paid with respect to shares of Common, whether in cash, property or securities of the Corporation, the holders of Common shall be entitled to receive such dividends ratably on a per share basis. The right of the holders of Common to receive dividends are subject to the provisions of the Preferred Stock.

Section 3. Liquidation.

Subject to the provisions of the Preferred Stock, the holders of the Common shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common in any liquidation, dissolution or winding up of the Corporation.

D. MISCELLANEOUS

Section 1. Registration of Transfer.

The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Common. Upon the surrender of any certificate representing Preferred or Common at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

Section 2. Replacement.

Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Preferred or Common, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Section 3. Definitions.

“FMV Share Price” means the fair market value of one share of Common Stock as determined by the Corporation’s board of directors.

“Independent Third Party” means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Corporation’s Common Stock on a Fully Diluted Basis (a “5% Owner”), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons. For purposes of this definition, “Fully Diluted Basis” means, without duplication, (i) all shares of Common Stock outstanding at the time of determination plus (ii) all shares of Common Stock issuable directly or indirectly upon conversion of any convertible securities or the exercise or exchange of any option, warrant or similar right, whether or not such conversion, right or option, warrant or similar right is then exercisable or exchangeable (it being understood that this definition of “Fully Diluted Basis” does not assume conversion of the Junior Notes or of the Series A Preferred, the Series C Preferred or the Series D Preferred, except for the issuance of Common Stock pursuant to clause (i) of Section 5B of Part III upon conversion of the Series C Preferred).

“IPO” means the initial public offering and sale of Common Stock pursuant to an effective registration statement under the Securities Act.

“IPO Share Price” in respect of an IPO means the proceeds to the Corporation per share of Common Stock sold by the Corporation in the IPO, net of underwriting commissions paid in respect thereof; provided that if the Corporation does not sell any shares of Common Stock in such IPO, the IPO Share Price will be the price per share of Common Stock sold in the IPO.

“Junior Notes” means the Parent Junior Notes, as defined in the Amended and Restated Recapitalization Agreement by and between Electronic Data Systems Corporation, CBS Acquisition, L.L.C. and the Corporation dated as of December 20,1999, as amended from time to time in accordance with its terms.

“Junior Securities” means the Common Stock.

“Majority A/C Holders” means holder(s) of Series A Preferred and/or Series C Preferred who at the time of determination thereof hold Series A Preferred and/or Series C Preferred such that (i) the sum of the aggregate Series A Liquidation Value of (plus accrued and unpaid dividends on) such shares plus the aggregate Series C Payout Amount of such shares, represents more than 50% of (ii) the sum of the aggregate Series A Liquidation Value of (plus accrued and unpaid dividends on) all then outstanding Series A Preferred plus the aggregate Series C Payout Amount of all then outstanding Series C Preferred.

Majority Holders” means holder(s) of Series D Preferred and/or Junior Notes who at the time of determination thereof hold Series D Preferred and/or Junior Notes such that(i) the sum of the Series D Liquidation Value plus accrued and unpaid dividends on such shares plus the aggregate principal amount plus accrued and unpaid interest on such notes, represents more than 50% of (ii) the sum of the Series D Liquidation Value plus accrued and unpaid dividends on all then outstanding Series D Preferred plus the aggregate principal amount of plus accrued and unpaid interest on all then outstanding Junior Notes.

“Pari Passu Preferred” means the Series A Preferred, the Series B Preferred and the Series C Preferred, collectively.

“Pari Passu Preferred” means shares of Pari Passu Preferred.

“Person” means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Sale of the Company” means the sale of the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power to elect a majority of the Board (whether by merger, consolidation or sale or transfer of the Company’s capital stock) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Senior Securities” means Series D Preferred and Junior Notes.

“Series A Liquidation Value” of any Series A Preferred Share as of any particular date shall be equal to $1.041425.

“Series B Liquidation Value” of any Series B Preferred Share shall be equal to $1,000.00.

“Series C Conversion Price”, commencing as of the date of issuance of the Series C Preferred, shall mean $0.41657; provided that if the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Series C Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Series C Conversion Price in effect immediately prior to such combination shall be proportionately increased.

“Series C Liquidation Value” of any Series C Preferred Share as of any particular date shall be equal to $1.24971.

“Series D Liquidation Value” of any Series D Preferred Share as of any particular date shall be equal to $6.66512.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

Section 4. Notices.

Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

ARTICLE FIVE

The corporation is to have perpetual existence.

ARTICLE SIX

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

ARTICLE SEVEN

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

ARTICLE EIGHT

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE EIGHT shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE NINE

The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE TEN

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

*    *    *    *    *

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*****

Aurum Technology Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of Aurum Technology Inc. adopted the following resolution on the 1st day of March, 2001.

Resolved, that the registered office of Aurum Technology Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, Aurum Technology Inc, has caused this statement to be signed by Raymond R. Maturi, its President & CEO*, this 15th day of March, 2001.

PRESIDENT & CEO
(Title)

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 07/05/2001 010324858 – 2043792

SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 11:30 AM 07/11/2001 010333449 – 2043792

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AURUM TECHNOLOGY INC.

*****

Adopted in accordance with the provisions

of §242 of the General Corporation Law

of the State of Delaware

*****

Michael Bauer, being a duly elected Vice President of Aurum Technology Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That the Amended and Restated Certificate of Incorporation of the Corporation be, and hereby is, further amended by deleting ARTICLE FOUR Section A. in its entirety and substituting in lieu thereof a new ARTICLE FOUR Section A. to read as set forth in Exhibit A attached hereto.

SECOND: That the Board of Directors of the Corporation approved the foregoing amendment by unanimous written consent pursuant to the provisions of Section 141(f) and 242 of the General Corporation Law of the State of Delaware and directed that such amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof.

THIRD: That the stockholders entitled to vote thereon approved the foregoing amendment by written consent in accordance with Section 228 and 242 of the General Corporation Law of the Stale of Delaware.

* * * * *

IN WITNESS WHEREOF, each of the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 10th day of July 2001.

AURUM TECHNOLOGY INC., a Delaware corporation

By:	/s/ Michael Bauer
Michael Bauer, Vice President

EXHIBIT A

ARTICLE FOUR

A. AUTHORIZED SHARES

The total number of shares of capital stock which the Corporation has authority to issue is 61,104,000 shares, consisting of:

(1)	20,000,000 shares of Common Stock, par value $0.01 per share (“Common”);

(2)	20,000,000 shares of Series A Preferred Stock, par value $0.01 per share (“Series A Preferred”);

(3)	4,000 shares of Series B Preferred Stock, par value $0.01 per share (“Series B Preferred”);

(4)	1,100,000 shares of Series C Participating Preferred Stock, par value $0.01 per share (“Series C Preferred”); and

(5)	20,000,000 shares of Series D Senior Preferred Stock, par value $0,01 per share (“Series D Preferred”).

The board of directors of the corporation is authorized, subject to the limitations prescribed by law and the provisions of the certificate of incorporation, to provide for the issuance of shares of the Preferred Stock or to provide for the issuance of shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series and to fix the designations, voting powers, preferences rights and qualification, limitations or restrictions of the shares of the Preferred Stock of each such series.

State of Delaware Secretary of State Division of Corporations Delivered 09:17 AM 03/11/2004 FILED 09:07 AM 03/11/2004 SRV 040181475 – 2043792 FILE

CERTIFICATE OF MERGER

OF

AT MERGER SUB, INC.

(a Delaware corporation)

WITH AND INTO

AURUM TECHNOLOGY INC.

(a Delaware corporation)

**********

In accordance with the provisions of §251 of the

General Corporation Law of the State of Delaware

**********

Aurum Technology Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), desiring to merge AT Merger Sub, Inc., a Delaware corporation, with and into the Corporation, pursuant to the provisions of Section 251 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

FIRST: The name and state of incorporation of each constituent corporation of the merger (the “Merger”) are as follows:

NAME	STATE OF INCORPORATION

Aurum Technology Inc.	Delaware

AT Merger Sub, Inc.	Delaware

SECOND: An Agreement and Plan of Merger (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by each constituent corporation, in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation of the Merger is Aurum Technology Inc. (the “Surviving Corporation”). The Certificate of Incorporation of the Surviving Corporation as in effect at the effective time of the Merger shall be amended and restated in its entirety as set forth on Exhibit A attached hereto and made a part hereof.

FOURTH: Anything herein or elsewhere to the contrary notwithstanding, the Merger Agreement may be amended or terminated and abandoned by the Boards of Directors of the constituent corporations at any time prior to the date of filing the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the Merger Agreement.

FIFTH: An executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation, 2701 West Plano Parkway, Suite 600, Plano, Texas 75075, Attention: Chief Executive Officer, and a copy of the Merger Agreement will be furnished by the Surviving Corporation, upon request and without cost, to any stockholder of any constituent corporation.

SIXTH: The Merger shall be effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

*        *        *         *        *

IN WITNESS WHEREOF, the undersigned, for the purpose of effectuating the Merger of the constituent corporations, pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true and accordingly has hereunto signed this Certificate of Merger this 11th day of March, 2004.

Aurum Technology Inc., a Delaware corporation

By:	/s/ Paul Bourke
	Name:	Paul Bourke
	Title:	Chief Executive Officer

EXHIBIT A

ATTACHED HERETO

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AURUM TECHNOLOGY INC.

ARTICLE ONE

NAME

The name of the corporation is Aurum Technology Inc. (the “Corporation”).

ARTICLE TWO

ADDRESS OF REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE THREE

PURPOSE

The nature of the business or the purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

CAPITAL STOCK

The total number of shares of stock which the Corporation has authority to issue is 1,000 shares of Common Stock, with a par value of $0.001 per share.

ARTICLE FIVE

EXISTENCE

The Corporation is to have perpetual existence.

ARTICLE SIX

BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the bylaws of the Corporation.

ARTICLE SEVEN

MEETING OF STOCKHOLDERS

Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

ARTICLE EIGHT

INDEMNIFICATION

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE EIGHT shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE NINE

BUSINESS COMBINATIONS

The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE TEN

AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein, by the unanimous written consent of the board of directors of the Corporation and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

State of Delaware Secretary of State Division of Corporations Delivered 09:53 PM 04/28/2004 FILED 09:03 PM 04/28/2004 SRV 040310800 – 2043792 FILE

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*****

Aurum Technology Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.

IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 19th day of April, 2004.

/s/ Marjorie Nemzura

Marjorie Nemzura Vice President	*
(Title)

*	Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.

State of Delaware Secretary of State Division of Corporations Delivered 02:39 PM 04/22/2005 FILED 02:39 PM 04/22/2005 SRV 050327528 – 2043792 FILE

STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP

MERGING

GFS Holdings Co.

A Delaware corporation

(subsidiary corporation)

into

Aurum Technology Inc.

A Delaware corporation

(parent corporation)

Pursuant to Section 253 of the

General Corporation Law of Delaware

Aurum Technology Inc., a corporation incorporated on the 11th day of September, 1984, pursuant to the provisions of the General Corporation Law of the State of Delaware:

DOES HEREBY CERTIFY that Aurum Technology Inc, lawfully owns 100% of the outstanding capital stock of GFS Holdings Co., a corporation incorporated on the 12th day of May, 2000, pursuant to the provisions of the General Corporation Law of the State of Delaware, and that this corporation, by a resolution of its Board of Directors duly adopted on the 19th day of April, 2005, by the unanimous written consent of its members, filed with the minutes of the Board, determined to and did merge into itself said GFS Holdings Co., which resolution is in the following words to wit:

WHEREAS, Aurum Technology Inc. lawfully owns 100% of the outstanding stock of GFS Holdings Co., a corporation organized and existing under the laws of the State of Delaware; and

WHEREAS, Aurum Technology Inc. desires to merge into itself the said GFS Holdings Co., with Aurum Technology Inc. surviving the merger, and Aurum Technology Inc. desires to be possessed of all the estate, property, rights, privileges, and franchises of GFS Holdings Co.

NOW, THEREFORE, BE IT RESOLVED, that Aurum Technology Inc. merge into itself said GFS Holdings Co., with Aurum Technology Inc. surviving the merger, and Aurum Technology Inc. assumes all of the liabilities and obligations of GFS Holdings Co.; and

RESOLVED FURTHER, that an authorized officer of Aurum Technology Inc. be and hereby is directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said GFS Holdings Co. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of the State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County, Delaware; and

RESOLVED FURTHER, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, that may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, Aurum Technology Inc., the parent corporation, has caused its corporate seal to be affixed and this certificate to be signed by an authorized officer this 19th day of April, 2005.

Aurum Technology Inc.

By:	/s/ Michael L. Gravelle
Authorized Officer
Michael L. Gravelle
Senior Vice President, General Counsel and Secretary

2

State of Delaware Secretary of State Division of Corporations Delivered 03:01 PM 05/02/2005 FILED 03:01 PM 05/02/2005 SRV 050353366 – 2043792 FILE

STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP

MERGING

Computer Consultants Corporation

A Utah corporation

(subsidiary corporation)

into

Aurum Technology Inc.

A Delaware corporation

(parent corporation)

Pursuant to Section 253 of the

General Corporation Law of Delaware

Aurum Technology Inc., a corporation incorporated on the 11th day of September, 1984, pursuant to the provisions of the General Corporation Law of the State of Delaware:

DOES HEREBY CERTIFY that Aurum Technology Inc. lawfully owns 100% of the outstanding capital stock of Computer Consultants Corporation, a corporation incorporated on the 10th day of March, 1986, pursuant to the provisions of the Utah Code, and that this corporation, by a resolution of its Board of Directors duly adopted on the 22nd day of April, 2005, by the unanimous written consent of its members, filed with the minutes of the Board, determined to and did merge into itself said Computer Consultants Corporation, which resolution is in the following words to wit:

WHEREAS, Aurum Technology Inc. lawfully owns 100% of the outstanding stock of Computer Consultants Corporation, a corporation organized and existing under the laws of the State of Utah; and

WHEREAS, Aurum Technology Inc. desires to merge into itself the said Computer Consultants Corporation, with Aurum Technology Inc. surviving the merger, and Aurum Technology Inc. desires to be possessed of all the estate, property, rights, privileges, and franchises of Computer Consultants Corporation.

NOW, THEREFORE, BE IT RESOLVED, that Aurum Technology Inc. merge into itself said Computer Consultants Corporation, with Aurum Technology Inc. surviving the merger, and Aurum Technology Inc. assumes all of the liabilities and obligations of Computer Consultants Corporation; and

RESOLVED FURTHER, that an authorized officer of Aurum Technology Inc. be and hereby is directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said Computer Consultants Corporation and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of the State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County, Delaware; and

RESOLVED FURTHER, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, that may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, Aurum Technology Inc., the parent corporation, has caused its corporate seal to be affixed and this certificate to be signed by an authorized officer this 22nd day of April, 2005.

Aurum Technology Inc.

By:	/s/ Michael L. Gravelle
Authorized Officer
Michael L. Gravelle
Senior Vice President, General Counsel and Secretary

2

State of Delaware Secretary of State Division of Corporations Delivered 03:41 PM 05/17/2005 FILED 03:41 PM 05/17/2005 SRV 050404500 – 2043792 FILE

STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP

MERGING

On-Line Financial Services, Inc.

An Illinois corporation

(subsidiary corporation)

into

Aurum Technology Inc.

A Delaware corporation

(parent corporation)

Pursuant to Section 253 of the

General Corporation Law of Delaware

Aurum Technology Inc., a corporation incorporated on the 11th day of September, 1984, pursuant to the provisions of the General Corporation Law of the State of Delaware:

DOES HEREBY CERTIFY that Aurum Technology Inc. lawfully owns 100% of the outstanding capital stock of On-Line Financial Services, Inc., a corporation incorporated on the 15th day of February, 1978, pursuant to the provisions of the Business Corporation Act of the State of Illinois, and that this corporation, by a resolution of its Board of Directors duly adopted on the 22nd day of April, 2005, by the unanimous written consent of its members, filed with the minutes of the Board, determined to and did merge into itself said On-Line Financial Services, Inc., which resolution is in the following words to wit:

WHEREAS, Aurum Technology Inc. lawfully owns 100% of the outstanding stock of On-Line Financial Services, Inc., a corporation organized and existing under the laws of the State of Illinois; and

WHEREAS, Aurum Technology Inc. desires to merge into itself the said On-Line Financial Services, Inc., with Aurum Technology Inc. surviving the merger, and Aurum Technology Inc. desires to be possessed of all the estate, property, rights, privileges, and franchises of On-Line Financial Services, Inc.

NOW, THEREFORE, BE IT RESOLVED, that Aurum Technology Inc. merge into itself said On-Line Financial Services, Inc., with Aurum Technology Inc. surviving the merger, and Aurum Technology Inc. assumes all of the liabilities and obligations of On-Line Financial Services, Inc.; and

RESOLVED FURTHER, that an authorized officer of Aurum Technology Inc. be and hereby is directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said On-Line Financial Services, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of the State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County, Delaware; and

RESOLVED FURTHER, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, that may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, Aurum Technology Inc., the parent corporation, has caused its corporate seal to be affixed and this certificate to be signed by an authorized officer this 22nd day of April, 2005.

Aurum Technology Inc.

By:	/s/ Michael L. Gravelle
Authorized Officer
Michael L. Gravelle
Senior Vice President, General Counsel and Secretary

2

State of Delaware Secretary of State Division of Corporations Delivered 09:46 AM 12/07/2005 FILED 09:46 AM 12/07/2005 SRV 050993222 – 2043792 FILE

STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP

MERGING

Gateway Financial Services, Inc.

A Missouri corporation

(subsidiary corporation)

into

Aurum Technology Inc.

A Delaware corporation

(parent corporation)

Pursuant to Section 253 of the

General Corporation Law of Delaware

Aurum Technology Inc., a corporation incorporated on the 11th day of September, 1984, pursuant to the provisions of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY that Aurum Technology Inc. owns 100% of the capital stock of Gateway Financial Services, Inc., a corporation incorporated on the 3rd day of August, 1981, pursuant to the provisions of The General and Business Corporation Law of Missouri, and that this corporation, by a resolution of its sole director duly adopted by the written consent of its sole director on the 1st day of December, 2005, filed with the minutes of the Board, determined to and did merge into itself said Gateway Financial Services, Inc., which resolution is in the following words to wit:

WHEREAS Aurum Technology Inc. lawfully owns 100% of the outstanding stock of Gateway Financial Services, Inc., a corporation organized and existing under the laws of Missouri, and

1

WHEREAS this corporation desires to merge into itself the said Gateway Financial Services, Inc., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

NOW, THEREFORE, BE IT RESOLVED, that Aurum Technology Inc. merge into itself said Gateway Financial Services, Inc., with Aurum Technology Inc. surviving the merger, and Aurum Technology Inc. assumes all of the liabilities and obligations of Gateway Financial Services, Inc.; and

RESOLVED FURTHER, that an authorized officer of Aurum Technology Inc. be and hereby is directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said Gateway Financial Services, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of the State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County, Delaware; and

RESOLVED FURTHER, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, that may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, said parent corporation has caused its corporate seal to be affixed and this certificate to be signed by an authorized officer this December 1, 2005.

Aurum Technology Inc.

By:	/s/ Michael L. Gravelle
Authorized Officer
Michael L. Gravelle
Senior Vice President, General Counsel, and Secretary

2

State of Delaware Secretary of State Division of Corporations Delivered 09:44 AM 12/07/2005 FILED 09:44 AM 12/07/2005 SRV 050993207 – 2043792 FILE

STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP

MERGING

Morningside Corporation

A Missouri corporation

(subsidiary corporation)

into

Aurum Technology Inc.

A Delaware corporation

(parent corporation)

Pursuant to Section 253 of the

General Corporation Law of Delaware

Aurum Technology Inc., a corporation incorporated on the 11th day of September, 1984, pursuant to the provisions of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY that Aurum Technology Inc. owns 100% of the capital stock of Morningside Corporation, a corporation incorporated on. the 3rd day of May, 1996, pursuant to the provisions of The General and Business Corporation Law of Missouri, and that this corporation, by a resolution of its sole director duly adopted by the written consent of its sole director on the 1st day of December, 2005, filed with the minutes of the Board, determined to and did merge into itself said Morningside Corporation, which resolution is in the following words to wit:

WHEREAS Aurum Technology Inc. lawfully owns 100% of the outstanding stock of Morningside Corporation, a corporation organized and existing under the laws of Missouri, and

1

WHEREAS this corporation desires to merge into itself the said Morningside Corporation, and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

NOW, THEREFORE, BE IT RESOLVED, that Aurum Technology Inc. merge into itself said Morningside Corporation, with Aurum Technology Inc. surviving the merger, and Aurum Technology Inc. assumes all of the liabilities and obligations of Morningside Corporation; and

RESOLVED FURTHER, that an authorized officer of Aurum Technology Inc. be and hereby is directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said Morningside Corporation and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of the State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County, Delaware; and

RESOLVED FURTHER, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, that may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, said parent corporation has caused its corporate seal to be affixed and this certificate to be signed by an authorized officer this December 1, 2005.

Aurum Technology Inc.

By:	/s/ Michael L. Gravelle
Authorized Officer
Michael L. Gravelle
Senior Vice President, General Counsel, and Secretary

2

State of Delaware Secretary of State Division of Corporations Delivered 06:46 PM 08/28/2007 FILED 06:43 PM 08/28/2007 SRV 070966387 – 2043792 FILE

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A DELAWARE CORPORATION TO A

DELAWARE LIMITED LIABILITY COMPANY

Pursuant to §18-214 of the Delaware Limited Liability Company Act, Aurum Technology Inc., a Delaware corporation (the “Corporation”) hereby converts to Aurum Technology, LLC, a Delaware limited liability company (the “Company”);

•	First: The Corporation was duly organized under the laws of the State of Delaware on September 11,1984.

•	Second: Immediately prior to filing this Certificate of Conversion the Corporation was operating and in good standing under the laws of the State of Delaware.

•	Third: The name of the Corporation immediately prior to filing this Certificate of Conversion was Aurum Technology Inc.

•	Fourth: The name of the Company as set forth in the Certificate of Formation is Aurum Technology, LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion effective as of the date this Certificate of Conversion is filed.

By:
Authorized Person

Name:

1

State of Delaware Secretary of State Division of Corporations Delivered 06:46 PM 08/28/2007 FILED 06:43 PM 08/28/2007 SRV 070966387 – 2043792 FILE

STATE OF DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

•	First: The name of the limited liability company is: Aurum Technology, LLC.

•

Second: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

•

Third: Aurum Technology, LLC was converted from a corporation, Aurum Technology Inc. duly organized under the laws of the State of Delaware by Articles of Incorporation filed with the Delaware Secretary of State on September 11, 1984. The conversion was approved pursuant to Section 18-214 of the Delaware Limited Liability Company Act.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation effective as of the date this Certificate of Formation is filed.

By:
Authorized Person

Name: